Exhibit 107
Calculation of Filing Fee Tables
FORM
S-3
REGISTRATION STATEMENT
(Form Type)
HF Sinclair Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Equity	Common stock, par value $0.01 per share	Rule 415(a)(6)	16,057,699 (1)	(2)(3)	(2)(3)			S-3ASR	333-263722	March 21, 2022	$195,583.86

	Total Offering Amounts					(2)		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$0.00

(1)
Pursuant to Rule 416(a) under the Securities Act, the number of shares of common stock being registered on behalf of the selling stockholder shall be adjusted to include any additional shares of common stock that may become issuable as a result of any distribution, split, combination or similar transaction.

(2)	The proposed maximum offering price per share of common stock will be determined from time to time in connection with, and at the time of, the sale by the selling stockholder.

(3)
In accordance with Rule 415(a)(6) under the Securities Act, this Regis trati
on Statement carries over, as of the date of filing of this Registration Statement, 16,057,699 shares of common stock previously registered under the Registrant’s registration statement on Form
S-3
(File
No. 333-263722)
(which we refer to as the “Prior Registration Statement”), which was filed with the SEC and became automatically effective on March 21, 2022, which shares remain unsold under the Prior Registration Statement (which we refer to as the “Previously Registered Unsold Securities”). In connection with the registration of the offering and sale of the Previously Registered Unsold Securities under the Prior Registration Statement, the Registrant previously paid the applicable registration fee (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) (which we refer to as the “Previously Paid Registration Fee”), which will continue to be applied to the Previously Registered Unsold Securities. Accordingly, no registration fee is due upon the filing of this Registration Statement. In accordance with Rule 415(a)(6), the offering of Previously Registered Unsold Securities on the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.